                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                 -----------------------------------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                             SECURITIES ACT OF 1934



                                   May 5, 2000
                Date of Report (Date of earliest event reported)



                            K-TEL INTERNATIONAL, INC.
               (Exact Name of Registrant as Specified in Charter)



             MINNESOTA                     0-6664                 41-0946588
  (State or Other Jurisdiction of   (Commission File Number)    (IRS Employer
           Incorporation)                                    Identification No.)

            2605 Fernbrook Lane North, Plymouth, Minnesota 55447-4736
            ---------------------------------------------------------
                    (Address of Principal Executive Offices)


                                 (612) 559-6800
                                 --------------
              (Registrant's telephone number, including area code)

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         Not Applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Not Applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         Not Applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         Not Applicable.

ITEM 5.  OTHER EVENTS.

         K-tel International, Inc. (the "Company") has recently been advised by The Nasdaq Stock Market ("Nasdaq") that Nasdaq has determined that the Company no longer meets the minimum $50,000,000 market capitalization or total assets and total revenue requirements for continued listing on the Nasdaq National Market ("NMS") under Maintenance Standard 2 as set forth in Nasdaq's Marketplace Rules 4450(b)(1)(A) and 4450(b)(1)(B). As a result, Nasdaq is reviewing the Company's eligibility for continued listing on the NMS and has requested that the Company furnish to Nasdaq a specific plan to achieve and sustain compliance with NMS listing requirements, including the timeframe for completion of a plan. The Company is currently reviewing various alternatives to achieve full compliance with the continued listing requirements of the NMS. There can be no assurance as to the timing or success of any such alternatives. The Company intends to submit to Nasdaq a specific plan to achieve and sustain compliance.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

         Not Applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial statements of businesses acquired.

                  Not Applicable.

         (b)      Pro forma financial information.

                  Not Applicable.

         (c)      Exhibits.

                  99       Press Release dated May 9, 2000

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date:  May 9, 2000                     By:/s/ Steven A. Kahn
                                          --------------------------------------
                                       Name:    Steven A. Kahn
                                       Title:   Chief Financial Officer




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                                  EXHIBIT INDEX

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NUMBER                              DESCRIPTION
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
99                                  Press Release dated May 9, 2000

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